Exhibit 99.1

NEWS RELEASE

Investor and Media Contacts:
Bill Horning / Beth Haiken
925.658.6193 / 925.658.6192

THE PMI GROUP, INC. REPORTS THIRD QUARTER 2005

NET INCOME OF $95.7 MILLION

HURRICANE KATRINA RELATED CHARGES REDUCE

QUARTERLY NET INCOME BY $8.9 MILLION

Walnut Creek, CA, November 3, 2005 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported net income for the third quarter of 2005 and the first nine months of 2005. The Company’s quarterly results were reduced by $8.9 million in after tax charges and reserves related to Hurricane Katrina.

Consolidated net income for the third quarter totaled $95.7 million compared to $102.6 million for the same period a year ago. Consolidated net income per diluted share was $0.97 in the third quarter of 2005, compared to $0.99 for the same period a year ago. The net income results combined with the common share repurchase activity for the third quarter of 2005 resulted in a book value per share of $35.69 at September 30, 2005, compared to a book value per share $32.05 at September 30, 2004, representing an increase of 11.4 percent.

Consolidated net income from continuing operations for the first nine months of 2005 totaled $301.5 million compared to $284.9 million for the same period a year ago. Consolidated net income from continuing operations per diluted share was $3.00 for the first nine months of 2005 compared to $2.75 per diluted share for the first nine months of 2004, representing an increase of 9.1 percent. Consolidated net income from continuing operations for the first nine months of 2004 does not include the financial results from American Pioneer Title Insurance Company, which was designated as a discontinued operation in the fourth quarter of 2003 and sold in the first quarter of 2004.

“The PMI Group posted a fundamentally solid third quarter which included several charges and increases in loss reserves related to Hurricane Katrina that reduced net income in both its core U.S. mortgage insurance business and equity in earnings from unconsolidated subsidiaries. These items were the result of the devastating natural disaster that severely affected areas of Louisiana, Mississippi and Alabama” said Roger Haughton, Chairman and Chief Executive Officer of The PMI Group, Inc. “Recovery from the hurricane poses a long-term challenge and PMI Group stands ready to help.

Additionally, through the PMI Foundation, the company and its employees are doing all they can to help alleviate the hardships and suffering of those in the Gulf Coast region.”

Impact from Hurricane Katrina in the Third Quarter 2005

Description of Increase or Charge ($ in millions)	After-Tax Impact to The PMI Group, Inc.
Financial Guaranty Insurance Company’s (FGIC) – results were negatively affected by a pre-tax loss provision in the amount of $20.8 million related to its exposure to municipal finance obligations impacted by Hurricane Katrina	$5.3

Select Portfolio Servicing, Inc. – was adversely impacted by a pre-tax reserve provision in the amount of $6.6 million related to force placed hazard and flood reinsurance for the Katrina impacted areas	1.8

U.S. Mortgage Insurance Operations[1] – increased reserves for losses as a result of increased loans in default within the Katrina impacted areas	1.0

Hurricane Katrina Donation – The PMI Group, Inc. announced a disaster relief response package for victims of Hurricane Katrina, including an in-kind donation of single family homes	0.8

Total Increases or Charges	$8.9

Third Quarter 2005 Highlights

•	Combined[2] insurance in force grew to $275.1 billion at September 30, 2005 from $254.3 billion at September 30, 2004;

•	Consolidated premiums earned grew $10.0 million to $205.1 million in the third quarter of 2005, compared to $195.1 million in the third quarter of 2004;

•	U.S. Mortgage Insurance Operations realized a 10.6 percent increase in net premiums written in the third quarter of 2005 to $158.9 million compared to $143.7 million in the same period for 2004;

•	U.S. Mortgage Insurance Operations primary claims paid decreased to $50.3 million in the third quarter of 2005 compared to $57.7 in the second quarter of 2005 and $52.1 million in the third quarter of 2004.

•	International Operations[3] realized an 18.1 percent increase in net income in the third quarter 2005 to $28.0 million compared to $23.7 at September 30, 2004;

[1]	“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. and affiliated U.S. reinsurance companies (“PMI”) and equity in earnings from CMG.

[2]	“Combined” includes the results from U.S. Mortgage Insurance Operations, CMG Mortgage Insurance Company and its affiliates (“CMG”), PMI Australia and PMI Europe’s primary insurance and credit default swap transactions.

[3]	“International Operations” includes the results of PMI Australia, PMI Europe and the results of operations from the Hong Kong branch operations.

•	Equity in earnings from CMG for the quarter totaled $5.2 million compared to $3.7 million for the same period a year ago representing an increase of 41 percent.

•	At September 30, 2005, the Company had repurchased $105.5 million of the $150 million common share repurchase program authorized on July 27, 2005. Repurchases of common shares for the nine months ended September 30 totaled $205.5 million. The Company paid approximately $4.7 million in quarterly dividends under its increased annual dividend rate of $0.21 per common share.

Consolidated Operating Results

Consolidated net premiums written for the quarter and year to date totaled $206.1 million and $599.6 million, respectively, compared to $187.0 million and $571.3 million for the same periods a year ago. The increases were due primarily to an increase in average premium rates in U.S. Mortgage Insurance Operations and favorable foreign currency exchange rates in International Operations.

Consolidated premiums earned for the quarter and year to date were $205.1 million and $611.0 million, respectively, compared to $195.1 million and $568.1 million for the same periods a year ago. The increases were due primarily to increases in premiums earned by U.S. Mortgage Insurance Operations and International Operations.

Consolidated losses and loss adjustment expenses for the quarter and year to date totaled $61.3 million and $193.0 million, respectively, compared to $60.8 million and $177.2 million for the third quarter 2004. The year to date increases were due primarily to higher claims paid in U.S. Mortgage Insurance Operations.

Consolidated other underwriting and operating expenses for the quarter and year to date totaled $54.5 million and $154.6 million, respectively, compared to $47.0 million and $146.9 million for the same periods a year ago. The increase in the third quarter of 2005 was primarily due to an increase in expenses in International Operations driven by higher PMI Europe profit sharing commission accruals related to the U.K. lenders’ mortgage insurance portfolio acquired in 2004 and by increases in PMI Australia’s payroll and payroll related expenses as a result of increased employee headcount.

Consolidated reserve for losses and loss adjustment expenses totaled $366.3 million at September 30, 2005 compared to $364.4 million at June 30, 2005. The increase was a result of an increase in loss reserves for the U.S. Mortgage Insurance Operations partially offset by a decrease in loss reserves for International Operations.

U.S. Mortgage Insurance Operations

Net income for U.S. Mortgage Insurance Operations for the quarter and year to date totaled $69.5 million and $205.6 million, respectively, compared to $67.8 million and $184.7 million for the same periods a year ago. The increases were due primarily to higher premiums earned partially offset by higher losses and loss adjustment expenses.

Net premiums written for the quarter and year to date totaled $158.9 million and $466.0 million, respectively, compared to $143.7 million and $444.2 million for the same periods in 2004. The increases were due primarily to an increase in average premium rates.

Premiums earned for the quarter and year to date totaled $166.1 million and $498.4 million, respectively, compared to $162.3 million and $465.7 million for the same periods a year ago. The increase in the third quarter of 2005 compared to the corresponding period in 2004 was due primarily to an increase in average premium rates. The increase in the first nine months of 2005 compared to the corresponding period in 2004 was due primarily to increases in average premium rates and to the recognition of premiums associated with loan cancellations under non-refundable single and annual premium policies.

Equity in earnings from CMG for the quarter and year to date totaled $5.2 million and $14.2 million, respectively, compared to $3.7 million and $10.7 million for the same periods a year ago. The increases compared to the corresponding periods in 2004 were primarily a result of increases in CMG’s primary insurance in force and risk in force.

Losses and loss adjustment expenses for the quarter and year to date totaled $61.7 million and $190.3 million, respectively, compared to $60.1 million and $174.8 million for the same periods a year ago. The increase in losses and loss adjustment expenses in the first nine months of 2005 as compared to the corresponding period in 2004 was primarily a result of the seasoning of PMI’s insurance portfolio and business mix.

Amortization of deferred policy acquisition costs for the quarter and year to date totaled $14.5 million and $45.5 million, respectively, compared to $18.0 million and $55.5 million for the same periods a year ago. The decreases were primarily the result of lower levels of new insurance written.

Other underwriting and operating expenses for the quarter and year to date totaled $25.3 million and $74.1 million, respectively, compared to $23.1 million and $74.1 million for the same periods a year ago. The increase in other underwriting and operating expenses for the third quarter of 2005 compared to the corresponding period in 2004 was due primarily to higher compensation expenses. In addition to the other underwriting and operating expenses above, during the third quarter of 2004, the Company received a $2.6 million (pre-tax) refund relating to the settlement of the Baynham class action litigation.

NEW INSURANCE WRITTEN

(Dollars in billions)	Q3 2005	YTD 2005	Q3 2004	YTD 2004
Domestic[4] primary new insurance written	$10.5	$30.8	$12.0	$34.8
Excluding CMG	$8.7	$26.6	$10.5	$30.7
Bulk new insurance written	$0.9	$5.0	$1.4	$2.7
Domestic pool new insurance written	$5.2	$9.7	$1.0	$7.4

Domestic primary new insurance written for the quarter and year to date totaled $10.5 billion and $30.8 billion, respectively, compared to $12.0 billion and $34.8 billion for the same periods a year ago. The decreases were driven primarily by decreases in the size of the private mortgage insurance market.

PRIMARY INSURANCE AND RISK IN FORCE

(Dollars in billions)	As of 9/30/05	As of 6/30/05	As of 9/30/04
Domestic primary insurance in force	$116.6	$118.1	$118.8
Excluding CMG	$101.2	$103.4	$104.8
Domestic primary risk in force	$28.8	$29.0	$28.4
Excluding CMG	$25.1	$25.6	$25.3
Domestic annual primary persistency rate	62.3%	62.9%	60.6%
Excluding CMG	61.2%	62.0%	59.5%

Domestic primary insurance in force totaled $116.6 billion at September 30, 2005, compared to $118.8 billion a year ago. Domestic primary risk in force totaled $28.8 billion at September 30, 2005, compared to $28.4 billion at the end of the third quarter of 2004 and was driven primarily by a greater number of high LTV loans with deeper coverage and higher average loan balances. The domestic annual persistency rate increased to 62.3% as of September 30, 2005 from 60.6% as of September 30, 2004.

[4]	“Domestic” includes results from U.S. Mortgage Insurance Operations and CMG.

PRIMARY DEFAULT RATES

	As of 9/30/05	As of 6/30/05	As of 9/30/04
Domestic primary mortgage insurance	4.48%	4.03%	4.14%
Excluding bulk	3.81%	3.48%	3.62%
Excluding CMG	5.05%	4.51%	4.61%
Excluding CMG and bulk transactions	4.36%	3.94%	4.07%

At September 30, 2005, U.S. Mortgage Insurance Operations primary default rate was 5.05 percent compared to 4.61 percent at September 30, 2004. The increase in the primary default rate at September 30, 2005 compared to the corresponding date in 2004 was due primarily to a decline in the number of primary insurance policies in force and an increase in primary loans in default.

CLAIMS PAID

(Dollars in millions)	Q3 2005	YTD 2005	Q3 2004	YTD 2004
Primary – flow	$38.8	$126.6	$37.2	$104.3
Primary – bulk	11.4	36.8	14.8	41.2

Total primary	50.3	163.4	52.1	145.4
Total pool and other	5.3	14.9	6.4	14.6

Total claims paid	$55.5	$178.4	$58.5	$160.0

May not total due to rounding

Primary claims paid for the quarter and year to date totaled $50.3 million and $163.4 million, respectively, compared to $52.1 million and $145.4 million for the same periods a year ago. The level of primary claims paid in the third quarter of 2005 reflects a return to a more normalized quarterly level of claims involving bankruptcy proceedings. The increase in the first nine months year to date as compared to the same period in 2004 was due to a number of factors, including the seasoning of PMI’s primary insurance portfolio’s largest book years, an increased number of claims paid that were previously delayed by bankruptcy protection and higher claim rates associated with the portion of PMI’s portfolio that contains ARMs, high LTV, Alt-A and less-than-A quality loans.

International Operations

Net income from International Operations for the quarter and year to date totaled $28.0 million and $78.4 million, respectively, compared to $23.7 million and $75.7 million for the same periods a year ago. The change in the average foreign currency exchange rates from the third quarter and the first nine months of 2005 compared to the corresponding periods in 2004 favorably impacted International Operations’ net income, primarily due to the appreciation of the Australian dollar, offset by the amortization and decline in value of the Australian dollar and average rate foreign currency put options.

PMI Australia

Net income for PMI Australia for the quarter and year to date totaled $23.6 million and $64.7 million, respectively, compared to $17.6 million and $57.0 million for the same periods a year ago. The increases were due primarily to increases in premiums earned and net investment income and the appreciation of the Australian dollar relative to the U.S. dollar. In functional currency, net income for PMI Australia for the quarter and year to date totaled $31.1 million and $84.3 million Australian Dollars (AUD), respectively, compared to $24.7 million and $78.0 million AUD for the same periods a year ago.

Premiums earned for PMI Australia for the quarter and year to date totaled $31.8 million and $91.1 million, respectively, compared to $26.3 million and $81.9 million for the same periods a year ago. The increases were due to insurance in force growth and to the strengthening of the Australian dollar relative to the U.S. dollar.

Net investment income for PMI Australia for the quarter and year to date totaled $12.0 million and $37.0 million, respectively, compared to $9.5 million and $27.6 million for the corresponding periods in 2004. The increases in net investment income in the third quarter and first nine months of 2005 compared to the corresponding periods in 2004 were due to the growth of PMI Australia’s investment portfolio.

Primary insurance in force for PMI Australia was $124.0 billion at September 30, 2005, compared to $102.5 billion at September 30, 2004. The increases as of September 30, 2005, compared to September 30, 2004, were attributable to a longer average policy life and to the strengthening of the Australian dollar relative to the U.S. dollar.

Primary risk in force for PMI Australia was $113.0 billion at September 30, 2005, compared to $93.0 billion at September 30, 2004. The increases as of September 30, 2005, compared to September 30, 2004, were also attributable to a longer average policy life and to the strengthening of the Australian dollar relative to the U.S. dollar.

Losses and loss adjustment expenses for PMI Australia continued to experience favorable levels of claim payments and default rates. PMI Australia’s default rate at September 30, 2005 was 0.13% compared to 0.12% at September 30, 2004.

PMI Europe

Net income for PMI Europe for the quarter and year to date totaled $2.7 million and $8.2 million, respectively, compared to $4.8 million and $13.8 million for the same periods a year ago. The decreases in the third quarter and first nine months of 2005 were due primarily to increases in underwriting and operating expenses driven by the Royal & Sun Alliance (“R&SA”) profit sharing accrual, increases in costs associated with expansion efforts and decreases in premiums earned. In functional currency, net income from PMI Europe for the quarter and year to date totaled €2.3 million and €6.4 million, respectively, compared to €3.9 million and €11.3, respectively, for the same periods a year ago.

Net premiums written for PMI Europe for the third quarter and nine months year to date 2005 totaled $2.4 million and $5.4 million, respectively, compared to $2.3 million and $7.4 million for the same periods a year ago.

Premiums earned for PMI Europe for the third quarter were $4.6 and $13.1 million for the nine months year to date, compared to $5.2 million and $15.6 million for the same periods a year ago. The decreases for the quarter and the year to date were due primarily to decreases in premiums earned associated with the R&SA portfolio acquired by PMI Europe in 2004.

PMI Europe’s net investment income as of September 30, 2005 was $2.7 million compared to $2.3 million as of September 30, 2004. Net investment income increased in the first nine months of 2005 compared to the corresponding period in 2004 as a result of growth of the investment portfolio.

Other underwriting and operating expenses for PMI Europe for the quarter and year to date totaled $4.0 million and $8.5 million, respectively, compared to $1.4 million and $4.1 million for the same periods a year ago. The increases in the third quarter and first nine months of 2005 were due to the profit sharing accrual for R&SA performance related obligations and increases in costs associated with expansion efforts.

PMI Hong Kong

PMI’s Hong Kong gross reinsurance premiums written for the third quarter and year to date totaled $4.2 million and $15.8 million, respectively, compared to $2.3 and $6.8 million for the same periods a year ago. The increases were due primarily to increases in mortgage origination activity in Hong Kong combined with product expansion.

PMI’s Hong Kong reinsurance premiums earned for the quarter and year to date totaled $2.6 million and $8.4 million, respectively, compared to $1.3 and $4.8 million for the same periods a year ago. The increase in the third quarter of 2005 was due to increases in mortgage origination activity and product expansion.

Financial Guaranty

Financial Guaranty, which includes equity in earnings from the Company’s investments in FGIC and RAM Re, reported net income for the quarter and year to date of $12.6 million and $53.0 million, respectively, compared to $15.2 million and $46.2 million for the same periods a year ago. Equity in earnings from FGIC in the third quarter and year to date totaled $13.6 million (pre-tax) and $55.4 million (pre-tax), respectively, compared to $15.4 million (pre-tax) and $46.9 million (pre-tax) in the same periods a year ago. The decrease in equity in earnings from FGIC in the third quarter of 2005 compared to the corresponding period in 2004 was primarily due to an increase in reserves related to Hurricane Katrina. The increase for the first nine months year to date compared to the corresponding period in 2004 was due primarily to increases in premiums earned and higher investment income due to growth in its investment portfolio.

Losses and LAE for FGIC increased for the third quarter and nine months of 2005 compared to the same periods in 2004 due to estimated losses established in the reserve for losses and LAE related to obligations in areas impacted by Hurricane Katrina. The reserve for losses and LAE was $52.2 million at September 30, 2005 compared to $39.2 million at December 31, 2004 and $41.5 million at September 30, 2004.

Equity in earnings from RAM Re for the quarter and year to date were $0.1 million (pre-tax) and $2.9 million (pre-tax), respectively, compared to $1.7 million (pre-tax) and $4.8 million (pre-tax) for the same periods a year ago. The Company reports equity in earnings from RAM Re on a one-quarter lag. The decreases in equity in earnings from RAM Re for the third quarter and first nine months of 2005 compared to the corresponding periods in 2004 were due primarily to the refinement of market value modeling resulting in unrealized losses of certain credit derivatives and increases in operating expenses.

Other

The Other segment consists of revenues and expenses of the holding company, PMI Mortgage Services Co. and SPS Holding Corp. (“SPS”). On October 4, 2005, The PMI

Group, Inc. completed the sale of all outstanding stock of SPS to Credit Suisse First Boston (USA).

Equity in losses from SPS for the third quarter and nine months ended September 30, 2005 was $2.6 million and $1.7 million respectively, compared to equity in earnings of $0.2 million and $0.6 million for the corresponding periods in 2004. Due to the Company’s decision to enter into a Summary of Terms with CSFB, the Company reclassified its equity investment in SPS to an equity investment held for sale. Beginning January 1, 2005, equity in earnings or losses from SPS is included in other income. The Company recorded $1.8 million after tax of the SPS-related losses in the third quarter and nine months ended September 30, 2005 due to a $6.6 million reserve recorded by SPS related to expected Katrina-related losses on force placed hazard and flood reinsurance.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI) headquartered in Walnut Creek, California is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the Company offers residential mortgage insurance and credit enhancement products domestically and internationally as well as financial guaranty insurance and reinsurance.

The Company is an advocate of affordable housing and supports a number of organizations that foster greater access to affordable housing. The Company’s approach to affordable housing lending is to develop products and services that assist responsible borrowers who may not qualify for mortgage loans under traditional underwriting practices.

Cautionary Statement: Statements in this earnings release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the Company are discussed in our Form 10-K for the year ended December 31, 2004 and include changes in economic conditions such as interest rates, home values, employment rates and refinance activity. We undertake no obligation to update forward-looking statements.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED SEPTEMBER 30, 2005

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations - Three Months Ended September 30, 2005 and 2004	Page 3

Business Segments Results of Operations - Nine Months Ended September 30, 2005 and 2004	Page 4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Reserve for Losses and LAE and Financial and Statistical Information	Page 6

U.S. Mortgage Insurance Operations and CMG Mortgage Insurance Company Financial and Statistical Information	Page 7

PMI Australia and PMI Europe Financial Statistical Information	Page 8

Appendix A - U.S. Mortgage Insurance Operations Supplemental Statistical Information	Page 9

Appendix B - PMI Australia and PMI Europe Quarterly Financial Information	Page 10

Appendix C - Business Segments Results of Operations by Quarter	Page 11

Please refer to the following when noted:

(1)	For the quarter and nine months ended September 30, 2005, the Company’s equity in earnings from unconsolidated subsidiaries include FGIC Corporation, CMG Mortgage Insurance Company (“CMG”), RAM Reinsurance Company, Ltd. (“RAM Re”), other limited partnership interests and the trust subsidiary that issued the Company’s preferred securities. As of December 31, 2004, the equity investment in SPS Holding Corp. (“SPS”) was reclassified from investments in unconsolidated subsidiaries to an equity investment held for sale. Effective January 1, 2005, SPS’s equity earnings are reported in other income.

(2)	The $2.6 million refund relates to the settlement in 2001 of the Baynham class action litigation.

(3)	The operating results, assets and liabilities of American Pioneer Title Insurance Company (“APTIC”) were reflected as discontinued operations in the fourth quarter of 2003 with prior period financial information reclassified accordingly. The Company completed its sale of APTIC in March 2004 and recorded a gain on sale of discontinued operations of $30.1 million, net of $17.1 million of income tax expense.

(4)	In January 2005, the Company signed a Summary of Terms with Credit Suisse First Boston (USA), Inc. (“CSFB”) pursuant to which CSFB has an option to acquire 100% of the Company’s outstanding stock of SPS. In the fourth quarter of 2004, the Company recorded a write-down of its equity investment in SPS for $20.4 million (pre-tax). The write-down was recorded as a realized loss of discontinued operations of equity investment due to the Company’s decision to sell SPS. According to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, we are not permitted to present the disposal of equity method investments as discontinued operations.

(5)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage insurance and reinsurance companies (“PMI”). CMG and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(6)	International Operations include PMI Australia, PMI Europe and the Company’s Hong Kong branch’s results of operations.

(7)	Financial Guaranty represents our equity investments in FGIC Corporation and RAM Re.

(8)	The “Other” segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense and corporate overhead of The PMI Group, Inc.; the results of Commercial Loans Insurance Co. and WMAC Credit Insurance Corporation; equity in earnings from SPS and certain limited partnerships; and the results from discontinued operations of APTIC.

(9)	The expense ratio is the ratio, expressed as a percentage, of the sum of amortization of deferred policy acquisition costs and other underwriting expenses to net premiums written. The loss ratio is the ratio, expressed as a percentage, of the sum of losses and loss adjustment expenses to premiums earned.

(10)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations.

(11)	Statutory risk-to-capital ratio is for PMI Mortgage Insurance Co.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior year information has been reclassified to conform to the current periods’ presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars and shares, except per share data, in thousands)
Net premiums written	$206,082	$186,979	$599,589	$571,259

Revenues
Premiums earned	$205,050	$195,123	$611,025	$568,088
Net investment income	44,427	41,955	133,964	125,618
Equity in earnings from unconsolidated subsidiaries (1)	18,520	21,121	72,014	63,804
Net realized investment gains (losses)	(327)	1,554	1,897	2,896
Other income	3,939	6,418	15,725	25,068

Total revenues	271,609	266,171	834,625	785,474

Losses and expenses
Losses and loss adjustment expenses	61,302	60,838	193,019	177,190
Amortization of deferred policy acquisition costs	17,747	21,228	57,000	65,566
Other underwriting and operating expenses	54,515	46,991	154,575	146,930
Legal settlement refund (2)	—	(2,574)	—	(2,574)
Interest expense	8,458	8,637	26,483	25,974

Total losses and expenses	142,022	135,120	431,077	413,086

Income from continuing operations before income taxes	$129,587	$131,051	$403,548	$372,388
Income taxes from continuing operations	33,876	28,408	102,094	87,508

Income from continuing operations after income taxes	$95,711	$102,643	$301,454	$284,880

Income from discontinued operations before income taxes (3)	—	—	—	5,756
Income taxes from discontinued operations (3)	—	—	—	1,958

Income from discontinued operations after income taxes (3)	—	—	—	3,798

Gain on sale of discontinued operations, net of income taxes of $17,131 (3)	—	—	—	30,108

Net income	$95,711	$102,643	$301,454	$318,786

Diluted weighted average common shares outstanding (shares in thousands)	101,007	105,465	102,507	105,373

Diluted net income per share	$0.97	$0.99	$3.00	$3.08

Reconciliation of earnings per share
Net income	$95,711	$102,643	$301,454	$318,786
Plus: Interest expense on contingently convertible debt, net of income taxes	1,912	1,912	5,736	5,766

Net income adjusted for diluted earnings per share calculation	$97,623	$104,555	$307,190	$324,552

Share data:
Basic weighted average common shares outstanding	91,019	95,831	92,577	95,658
Stock options and other dilutive components	1,835	1,481	1,777	1,562
Common stock equivalent shares related to contingently convertible debt	8,153	8,153	8,153	8,153

Diluted weighted average common shares outstanding	101,007	105,465	102,507	105,373

Per share data:
Diluted net income from continuing operations per share	$0.97	$0.99	$3.00	$2.75
Income from discontinued operations after income taxes	—	—	—	0.04
Gain on sale of discontinued operations, net of income taxes	—	—	—	0.29

Diluted net income per share	$0.97	$0.99	$3.00	$3.08

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004	September 30, 2004
	(Unaudited)		(Unaudited)
	(Dollars in thousands, except per share data)
Assets
Cash and investments, at fair value	$3,638,112	$3,621,550	$3,489,568
Investments in unconsolidated subsidiaries (1)	967,735	911,604	1,021,227
Equity investment held for sale (4)	108,469	109,519	—
Related party receivables	7,060	18,439	20,371
Reinsurance receivables, reinsurance recoverables and prepaid premiums	28,493	49,657	45,754
Deferred policy acquisition costs	87,049	92,438	90,023
Other assets	343,241	342,760	364,823

Total assets	$5,180,159	$5,145,967	$5,031,766

Liabilities
Reserve for losses and loss adjustment expenses	$366,335	$364,847	$357,965
Unearned premiums	462,424	484,815	463,786
Long-term debt	819,529	819,529	819,529
Other liabilities	335,520	339,021	336,945

Total liabilities	1,983,808	2,008,212	1,978,225
Shareholders’ equity	3,196,351	3,137,755	3,053,541

Total liabilities and shareholders’ equity	$5,180,159	$5,145,967	$5,031,766

Basic shares issued and outstanding (shares in thousands)	89,550	94,025	95,263

Book value per share	$35.69	$33.37	$32.05

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Three Months Ended September 30, 2005 (Unaudited)
	(Dollars in thousands)
Net premiums written	$158,866	$47,197	$—	$19	$206,082

Revenues
Premiums earned	$166,052	$38,979	$—	$19	$205,050
Net investment income	25,046	14,844	—	4,537	44,427
Equity in earnings (losses) from unconsolidated subsidiaries (1)	5,217	—	13,691	(388)	18,520
Net realized investment gains (losses)	2,597	(27)	—	(2,897)	(327)
Other income	3	1,287	—	2,649	3,939

Total revenues	198,915	55,083	13,691	3,920	271,609

Losses and expenses
Losses and loss adjustment expenses	61,667	(365)	—	—	61,302
Amortization of deferred policy acquisition costs	14,478	3,269	—	—	17,747
Other underwriting and operating expenses	25,260	11,648	—	17,607	54,515
Interest expense	3	—	—	8,455	8,458

Total losses and expenses	101,408	14,552	—	26,062	142,022

Income (loss) before income taxes	97,507	40,531	13,691	(22,142)	129,587
Income tax (benefit)	27,977	12,514	1,135	(7,750)	33,876

Net income (loss)	$69,530	$28,017	$12,556	$(14,392)	$95,711

Expense ratio (9)	25.0%	31.6%
Loss ratio (9)	37.1%	(0.9)%
Combined ratio	62.1%	30.7%

	Three Months Ended September 30, 2004 (Unaudited)
	(Dollars in thousands)
Net premiums written	$143,732	$43,238	$—	$9	$186,979

Revenues
Premiums earned	$162,276	$32,829	$—	$18	$195,123
Net investment income	24,332	11,848	—	5,775	41,955
Equity in earnings from unconsolidated subsidiaries (1)	3,707	—	17,061	353	21,121
Net realized investment gains (losses)	1,672	256	—	(374)	1,554
Other income (loss)	(24)	296	—	6,146	6,418

Total revenues	191,963	45,229	17,061	11,918	266,171

Losses and expenses
Losses and loss adjustment expenses	60,092	746	—	—	60,838
Amortization of deferred policy acquisition costs	18,003	3,225	—	—	21,228
Other underwriting and operating expenses	23,100	7,346	—	16,545	46,991
Legal settlement refund (2)	(2,574)	—	—	—	(2,574)
Interest expense	13	12	—	8,612	8,637

Total losses and expenses	98,634	11,329	—	25,157	135,120

Income (loss) before income taxes	93,329	33,900	17,061	(13,239)	131,051
Income tax (benefit)	25,528	10,218	1,820	(9,158)	28,408

Net Income (loss)	$67,801	$23,682	$15,241	$(4,081)	$102,643

Expense ratio (9)	26.8%	24.4%
Loss ratio (9)	37.0%	2.3%
Combined ratio	63.8%	26.7%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Nine Months Ended September 30, 2005 (Unaudited)
	(Dollars in thousands)
Net premiums written	$465,968	$133,567	$—	$54	$599,589

Revenues
Premiums earned	$498,412	$112,555	$—	$58	$611,025
Net investment income	78,171	42,657	—	13,136	133,964
Equity in earnings (losses) from unconsolidated subsidiaries (1)	14,228	—	58,299	(513)	72,014
Net realized investment gains (losses)	4,184	296	—	(2,583)	1,897
Other income	2	2,047	—	13,676	15,725

Total revenues	594,997	157,555	58,299	23,774	834,625

Losses and expenses
Losses and loss adjustment expenses	190,281	2,738	—	—	193,019
Amortization of deferred policy acquisition costs	45,534	11,466	—	—	57,000
Other underwriting and operating expenses	74,092	29,191	—	51,292	154,575
Interest expense	4	—	—	26,479	26,483

Total losses and expenses	309,911	43,395	—	77,771	431,077

Income (loss) before income taxes	285,086	114,160	58,299	(53,997)	403,548
Income tax (benefit)	79,525	35,746	5,346	(18,523)	102,094

Net income (loss)	$205,561	$78,414	$52,953	$(35,474)	$301,454

Expense ratio (9)	25.7%	30.4%
Loss ratio (9)	38.2%	2.4%
Combined ratio	63.9%	32.8%

	Nine Months Ended September 30, 2004 (Unaudited)
	(Dollars in thousands)
Net premiums written	$444,203	$127,021	$—	$35	$571,259

Revenues
Premiums earned	$465,692	$102,343	$—	$53	$568,088
Net investment income	76,734	34,301	—	14,583	125,618
Equity in earnings from unconsolidated subsidiaries (1)	10,710	—	51,688	1,406	63,804
Net realized investment gains (losses)	2,594	858	—	(556)	2,896
Other income	31	4,298	—	20,739	25,068

Total revenues	555,761	141,800	51,688	36,225	785,474

Losses and expenses
Losses and loss adjustment expenses	174,802	2,388	—	—	177,190
Amortization of deferred policy acquisition costs	55,544	10,022	—	—	65,566
Other underwriting and operating expenses	74,128	21,153	—	51,649	146,930
Legal settlement refund (2)	(2,574)	—	—	—	(2,574)
Interest expense	51	73	—	25,850	25,974

Total losses and expenses	301,951	33,636	—	77,499	413,086

Income (loss) from continuing operations before income taxes	253,810	108,164	51,688	(41,274)	372,388
Income tax (benefit) from continuing operations	69,138	32,488	5,453	(19,571)	87,508

Income (loss) from continuing operations after income taxes	184,672	75,676	46,235	(21,703)	284,880

Income from discontinued operations before taxes (3)	—	—	—	5,756	5,756
Income taxes from discontinued operations (3)	—	—	—	1,958	1,958

Income from discontinued operations after income taxes (3)	—	—	—	3,798	3,798

Gain on sale of discontinued operations, net of income taxes (3)	—	—	—	30,108	30,108

Net income	$184,672	$75,676	$46,235	$12,203	$318,786

Expense ratio (9)	28.6%	24.5%
Loss ratio (9)	37.5%	2.3%
Combined ratio	66.1%	26.9%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	September 30, 2005
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,170,214	$1,094,028	$—	$373,870	$3,638,112
Investments in unconsolidated subsidiaries (1)	125,376	—	823,287	19,072	967,735
Equity investment held for sale (4)	—	—	—	108,469	108,469
Related party receivables	1,877	—	—	5,183	7,060
Reinsurance receivables, recoverables and prepaid premiums	24,307	4,186	—	—	28,493
Deferred policy acquisition costs	47,480	39,569	—	—	87,049
Other assets	206,092	27,806	—	109,343	343,241

Total assets	$2,575,346	$1,165,589	$823,287	$615,937	$5,180,159

Liabilities
Reserve for losses and loss adjustment expenses	$342,174	$24,158	$—	$3	$366,335
Unearned premiums	127,481	334,908	—	35	462,424
Long-term debt	—	—	—	819,529	819,529
Other liabilities	234,778	76,994	17,189	6,559	335,520

Total liabilities	704,433	436,060	17,189	826,126	1,983,808
Shareholders’ equity	1,870,913	729,529	806,098	(210,189)	3,196,351

Total liabilities and shareholders’ equity	$2,575,346	$1,165,589	$823,287	$615,937	$5,180,159

	December 31, 2004
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,132,300	$1,030,751	$—	$458,499	$3,621,550
Investments in unconsolidated subsidiaries (1)	112,456	—	774,880	24,268	911,604
Equity investment held for sale (4)	—	—	—	109,519	109,519
Related party receivables	1,633	—	—	16,806	18,439
Reinsurance receivables, recoverables and prepaid premiums	31,110	18,547	—	—	49,657
Deferred policy acquisition costs	53,998	38,440	—	—	92,438
Other assets	208,806	26,460	—	107,494	342,760

Total assets	$2,540,303	$1,114,198	$774,880	$716,586	$5,145,967

Liabilities
Reserve for losses and loss adjustment expenses	$338,620	$26,224	$—	$3	$364,847
Unearned premiums	152,685	332,091	—	39	484,815
Long-term debt	—	—	—	819,529	819,529
Other liabilities	237,431	71,740	12,424	17,426	339,021

Total liabilities	728,736	430,055	12,424	836,997	2,008,212
Shareholders’ equity	1,811,567	684,143	762,456	(120,411)	3,137,755

Total liabilities and shareholders’ equity	$2,540,303	$1,114,198	$774,880	$716,586	$5,145,967

	September 30, 2004
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,086,519	$912,938	$—	$490,111	$3,489,568
Investments in unconsolidated subsidiaries (1)	108,190	—	756,226	156,811	1,021,227
Related party receivables	1,170	—	—	19,201	20,371
Reinsurance receivables, recoverables and prepaid premiums	29,928	15,826	—	—	45,754
Deferred policy acquisition costs	55,856	34,167	—	—	90,023
Other assets	204,098	32,733	—	127,992	364,823

Total assets	$2,485,761	$995,664	$756,226	$794,115	$5,031,766

Liabilities
Reserve for losses and loss adjustment expenses	$334,749	$23,213	$—	$3	$357,965
Unearned premiums	162,312	301,445	—	29	463,786
Long-term debt	—	—	—	819,529	819,529
Other liabilities	154,211	62,280	10,928	109,526	336,945

Total liabilities	651,272	386,938	10,928	929,087	1,978,225
Shareholders’ equity	1,834,489	608,726	745,298	(134,972)	3,053,541

Total liabilities and shareholders’ equity	$2,485,761	$995,664	$756,226	$794,115	$5,031,766

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (5) ANALYSIS OF RESERVE FOR LOSSES AND LAE

	September 30, 2005		June 30, 2005		September 30, 2004
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
	(Dollars in thousands)
Primary insurance	38,146	$302,925	35,030	$299,379	37,111	$301,844
Pool insurance	19,037	39,249	16,623	39,249	16,890	32,905

Total	57,183	$342,174	51,653	$338,628	54,001	$334,749

Reconciliation of Reserve for Losses and LAE

	September 30, 2005	June 30, 2005	Reserve Change
	(Dollars in thousands)
Gross reserve for losses and LAE:
Primary insurance	$302,925	$299,379	$3,546
Pool insurance	39,249	39,249	—

Total gross reserve for losses and LAE	342,174	338,628	3,546
Ceded reserve for losses:
Primary insurance	(2,595)	(2,299)	(296)
Pool insurance	(89)	(89)	—

Total ceded reserve for losses	(2,684)	(2,388)	(296)

Net reserve for losses and LAE	$339,490	$336,240	$3,250

U.S. MORTGAGE INSURANCE OPERATIONS (5) FINANCIAL AND STATISTICAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Flow insurance written (in millions)	$7,824	$9,135	$21,568	$27,999
Bulk insurance written (in millions)	908	1,354	4,989	2,696

Primary new insurance written (in millions)	$8,732	$10,489	$26,557	$30,695

Primary new risk written (in millions)	$2,224	$2,782	$6,844	$7,938
Pool new insurance written (in millions) (10)	$5,159	$958	$9,693	$7,411
Pool new risk written (in millions) (10)	$124	$29	$225	$168
Product mix as a % of new insurance written:
Above 97% LTV’s	13%	12%	13%	10%
90.01% to 95% LTV’s	24%	30%	24%	31%
85.01% to 90% LTV’s	48%	36%	43%	38%
90.01% to 95% LTV’s with >= 30% coverage	19%	26%	20%	26%
85.01% to 90% LTV’s with >= 25% coverage	41%	31%	37%	32%
ARMs	27%	29%	32%	22%
Monthlies	97%	98%	97%	98%
Refinances	34%	28%	35%	32%
Bulk transactions	10%	13%	19%	9%
Premiums written (in thousands):
Gross premiums written	$203,797	$187,859	$602,776	$569,446
Ceded premiums, net of assumed premiums	(41,585)	(40,651)	(126,327)	(114,661)
Refunded premiums	(3,346)	(3,476)	(10,481)	(10,582)

Net premiums written	158,866	143,732	465,968	444,203
Change in unearned premiums	7,186	18,544	32,444	21,489

Net premiums earned	$166,052	$162,276	$498,412	$465,692

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (5) FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2005	June 30, 2005	September 30, 2004
Primary insurance in force (in millions)	$101,221	$103,434	$104,782
Primary risk in force (in millions)	$25,148	$25,592	$25,259
Pool risk in force (in millions) (10)	$2,530	$2,445	$2,389
Risk-to-capital ratio (11)	8.1 to 1	8.4 to 1	8.6 to 1
Insured primary loans	754,934	776,721	805,859
Persistency	61.2%	62.0%	59.5%
Primary loans in default	38,146	35,030	37,111
Primary default rate	5.05%	4.51%	4.61%
Bulk transactions only default rate	10.09%	8.54%	8.97%
Pool default rate	6.34%	5.65%	4.97%
Primary claims paid (year-to-date in thousands)	$163,438	$113,180	$145,434
Number of primary claims paid (year-to-date)	7,124	4,934	6,354
Average primary claim size (year-to-date in thousands)	$22.9	$22.9	$22.9
Percentage of flow NIW subject to captive reinsurance arrangements (year-to-date)	68.0%	65.7%	61.5%
Percentage of primary NIW subject to captive reinsurance arrangements (year-to-date)	55.7%	50.7%	56.1%
Percentage of primary IIF subject to captive reinsurance arrangements (year-to-date)	53.2%	52.1%	51.2%
Percentage of primary RIF subject to captive reinsurance arrangements (year-to-date)	53.9%	52.9%	52.5%

CMG MORTGAGE INSURANCE COMPANY FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2005	June 30, 2005	September 30, 2004
Primary new insurance written (year-to-date in millions)	$4,234	$2,495	$4,074
Primary insurance in force (in millions)	$15,358	$14,694	$14,018
Primary risk in force (in millions)	$3,607	$3,428	$3,176
Insured primary loans	111,217	108,066	105,390
Persistency	70.2%	70.3%	70.3%
Primary loans in default	632	622	625
Primary default rate (year-to-date)	0.57%	0.58%	0.59%
Primary claims paid (year-to-date in thousands)	$3,152	$1,981	$3,751
Number of primary claims paid (year-to-date)	149	100	174
Average primary claim size (year-to-date in thousands)	$21.2	$19.8	$21.6

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2005	June 30, 2005	September 30, 2004
Net premiums written (year-to-date in thousands)	$112,320	$71,775	$112,801
Premiums earned (year-to-date in thousands)	$91,096	$59,319	$81,937
Flow insurance written (year-to-date in millions)	$13,648	$8,685	$14,960
RMBS insurance written (year-to-date in millions)	9,484	6,478	11,916

New insurance written (year-to-date in millions)	$23,132	$15,163	$26,876

Insurance in force (in millions)	$124,014	$119,811	$102,527
Risk in force (in millions)	$113,028	$109,025	$92,979
Policies in force	994,330	973,820	916,070
Loans in default	1,329	1,322	1,101
Default rate	0.13%	0.14%	0.12%
Claims paid (year-to-date in thousands)	$1,807	$1,090	$723
Number of claims paid (year-to-date)	56	42	45
Average claim size (year-to-date in thousands)	$32.3	$26.0	$16.1

PMI EUROPE FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2005	June 30, 2005	September 30, 2004
Net premiums written (year-to-date in thousands)	$5,444	$3,027	$7,426
Premiums earned (year-to-date in thousands)	$13,083	$8,507	$15,575
New credit default swaps written (year-to-date in millions)	$514	$—	$2,603
New reinsurance written (year-to-date in millions)	$2,992	$—	$—
Insurance in force (in millions)	$34,501	$31,213	$32,950
Risk in force (in millions)	$2,894	$2,450	$3,244
Claims paid including credit default swaps (year-to-date in thousands)	$1,685	$1,379	$899

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX A - U.S. MORTGAGE INSURANCE OPERATIONS (5) SUPPLEMENTAL STATISTICAL INFORMATION

		9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
	Primary insurance in force (in millions)
	Flow	$88,433	$89,965	$91,399	$93,263	$93,601
	Bulk	12,788	13,469	12,598	12,058	11,181

	Total	$101,221	$103,434	$103,997	$105,321	$104,782

	Primary risk in force (in millions)
	Flow	$21,981	$22,296	$22,541	$22,885	$22,741
	Bulk	3,167	3,296	2,966	2,773	2,518

	Total	$25,148	$25,592	$25,507	$25,658	$25,259

	Primary policies in force	754,934	776,721	788,847	803,236	805,859
	Primary risk in force - credit score distribution
Flow	619-575	5.7%	5.9%	6.1%	6.2%	6.4%
	574 or below	1.6%	1.7%	1.7%	1.8%	1.9%
Bulk	619-575	16.0%	17.4%	20.2%	21.1%	21.6%
	574 or below	10.1%	10.9%	12.9%	13.0%	12.7%
Total	619-575	7.0%	7.4%	7.7%	7.8%	7.9%
	574 or below	2.7%	2.9%	3.0%	3.0%	3.0%
	Primary average loan size (in thousands)
	Flow	$133.3	$132.2	$131.5	$131.3	$130.5
	Bulk	$139.5	$139.8	$134.1	$129.8	$127.1
Total		$134.1	$133.2	$131.8	$131.1	$130.1
	Loss severity - primary (quarterly)
	Flow	84.0%	83.8%	85.6%	84.9%	77.4%
	Bulk	89.6%	87.7%	90.9%	84.6%	78.8%
	Total	85.2%	84.6%	86.8%	84.8%	77.8%
	Alt-A primary insurance in force (in millions)
	With FICO scores of 660 and above	$12,548	$11,800	$10,892	$10,250	$9,421
	With FICO scores below 660 and above 619	2,329	2,326	2,136	2,029	1,836

	Total Alt-A primary insurance in force	$14,877	$14,126	$13,028	$12,279	$11,257

NEW INSURANCE WRITTEN AND INSURANCE IN FORCE ANALYSIS

		9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
	FICO > 700 and LTV > 80 (in millions)
	Primary new insurance written (year-to-date)	$10,993	$6,981	$3,049	$16,643	$12,788
	Primary insurance in force	$42,419	$42,829	$42,974	$43,801	$43,862
	Total portfolio (in millions)
	Primary new insurance written (year-to-date)	$26,557	$17,826	$8,168	$41,213	$30,695
	Primary insurance in force	$101,221	$103,434	$103,997	$105,321	$104,782
	FICO > 700 and LTV > 80 as a percentage of total portfolio
	Primary new insurance written (year-to-date)	41.4%	39.2%	37.3%	40.4%	41.7%
	Primary insurance in force	41.9%	41.4%	41.3%	41.6%	41.9%

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX B - PMI AUSTRALIA AND PMI EUROPE QUARTERLY FINANCIAL INFORMATION

PMI AUSTRALIA

	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
	(Australian $ in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended
Premiums earned	$41,815	$38,929	$37,840	$35,819	$37,109	$37,308	$37,790	$36,766
Net investment income	$15,854	$14,966	$14,705	$14,087	$13,098	$12,677	$12,139	$9,235
Change in fair value of foreign currency put options	$(232)	$(422)	$(1,338)	$(228)	$(1,890)	$1,311	$—	$—
Total expenses	$13,632	$15,104	$13,788	$13,624	$13,413	$12,799	$12,030	$12,160
Net income	$31,079	$26,725	$26,487	$25,447	$24,725	$26,832	$26,518	$21,441
Net income (US$ in thousands)	$23,623	$20,541	$20,584	$19,272	$17,554	$19,219	$20,265	$15,511
Balance Sheet Components
Assets
Cash and investments, at fair value	$1,147,390	$1,090,399	$1,037,704	$1,027,236	$973,479	$924,330	$892,864	$853,920
Total assets	$1,225,683	$1,188,574	$1,132,961	$1,116,874	$1,068,080	$1,013,102	$976,723	$935,904
Liabilities and Shareholders’ Equity
Loss reserves	$11,156	$12,541	$12,549	$12,547	$13,692	$13,556	$13,537	$13,536
Unearned premiums	$406,661	$395,113	$382,781	$378,981	$364,120	$346,748	$330,477	$321,441
Shareholders’ equity	$757,372	$730,113	$689,927	$673,124	$642,585	$607,781	$586,842	$556,329

PMI EUROPE

	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03
	(Euro € in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended
Premiums earned	€3,749	€3,298	€3,321	€4,140	€4,233	€4,172	€4,295	€7,765
Net investment income	€2,188	€1,951	€2,002	€1,435	€2,294	€1,642	€2,198	€1,199
Change in fair value of foreign currency put options	€(3)	€342	€(33)	€(6)	€(96)	€(18)	€—	€—
Total expenses	€3,244	€3,168	€2,031	€3,679	€1,476	€1,462	€1,768	€1,723
Net income	€2,276	€1,828	€2,326	€2,703	€3,942	€3,535	€3,781	€5,955
Net income (US$ in thousands)	$2,774	$2,330	$3,049	$3,489	$4,822	$4,260	$4,726	$7,089
Balance Sheet Components
Assets
Cash and investments, at fair value	€182,682	€179,698	€172,707	€169,165	€164,558	€161,129	€162,621	€154,369
Total assets	€192,431	€188,840	€182,857	€179,134	€175,731	€172,402	€170,600	€160,891
Liabilities and Shareholders’ Equity
Loss reserves	€13,019	€13,395	€12,807	€12,126	€10,656	€10,497	€10,031	€9,624
Unearned premiums	€20,808	€22,589	€24,719	€26,859	€29,363	€31,748	€33,903	€36,029
Shareholders’ equity	€133,352	€131,452	€125,395	€121,494	€117,142	€111,691	€109,386	€100,524

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX C - BUSINESS SEGMENTS RESULTS OF OPERATIONS BY QUARTER

	2005			2004
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Dollars in thousands)
U.S. Mortgage Insurance Operations (5)
Net premiums written	$158,866	$152,564	$154,538	$153,916	$143,732	$147,407	$153,064

Revenues
Premiums earned	$166,052	$168,248	$164,112	$168,313	$162,276	$154,392	$149,023
Net investment income	25,046	27,546	25,579	25,496	24,332	27,944	24,458
Equity in earnings from unconsolidated subsidiaries (1)	5,217	4,937	4,074	4,569	3,707	3,676	3,328
Net realized investment gains (losses)	2,597	1,167	420	(12)	1,672	(166)	1,087
Other income (loss)	3	(5)	4	15	(24)	(25)	81

Total revenues	198,915	201,893	194,189	198,381	191,963	185,821	177,977

Losses and expenses
Losses and loss adjustment expenses	61,667	65,496	63,118	58,355	60,092	55,755	58,956
Amortization of deferred policy acquisition costs	14,478	15,030	16,026	16,585	18,003	18,109	19,433
Other underwriting and operating expenses	25,260	25,278	23,554	27,258	23,100	24,888	26,137
Legal settlement refund (2)	—	—	—	—	(2,574)	—	—
Interest expense	3	—	1	12	13	17	21

Total losses and expenses	101,408	105,804	102,699	102,210	98,634	98,769	104,547

Income before income taxes	97,507	96,089	91,490	96,171	93,329	87,052	73,430
Income taxes	27,977	26,400	25,149	26,328	25,528	23,790	19,822

Net income	$69,530	$69,689	$66,341	$69,843	$67,801	$63,262	$53,608

International Operations (6)
Net premiums written	$47,197	$47,185	$39,185	$46,156	$43,238	$43,460	$40,323

Revenues
Premiums earned	$38,979	$38,141	$35,435	$33,979	$32,829	$33,255	$36,259
Net investment income	14,844	14,058	13,756	12,789	11,848	10,646	11,807
Net realized investment gains (losses)	(27)	(18)	340	(263)	256	377	225
Other income (loss)	1,287	873	(113)	3,044	296	2,399	1,602

Total revenues	55,083	53,054	49,418	49,549	45,229	46,677	49,893

Losses and expenses
Losses and loss adjustment expenses	(365)	1,739	1,363	1,737	746	777	864
Amortization of deferred policy acquisition costs	3,269	3,779	4,417	3,065	3,225	3,135	3,662
Other underwriting and operating expenses	11,648	10,539	7,005	10,235	7,346	6,940	6,867
Interest expense	—	—	—	—	12	60	1

Total losses and expenses	14,552	16,057	12,785	15,037	11,329	10,912	11,394

Income before income taxes	40,531	36,997	36,633	34,512	33,900	35,765	38,499
Income taxes	12,514	11,747	11,485	10,274	10,218	10,799	11,470

Net income	$28,017	$25,250	$25,148	$24,238	$23,682	$24,966	$27,029

Financial Guaranty (7)
Equity in earnings from unconsolidated subsidiaries (1)	$13,691	$23,761	$20,846	$16,156	$17,061	$19,699	$14,928
Income taxes	1,135	2,254	1,956	1,689	1,820	2,220	1,413

Net income	$12,556	$21,507	$18,890	$14,467	$15,241	$17,479	$13,515

Other (8)
Net premiums written	$19	$13	$23	$31	$9	$9	$17

Revenues
Premiums earned	$19	$19	$20	$20	$18	$16	$20
Net investment income	4,537	4,143	4,455	4,706	5,775	5,032	3,776
Equity in earnings (losses) from unconsolidated subsidiaries (1)	(388)	(416)	292	(975)	353	210	842
Net realized investment gains (losses)	(2,897)	354	(39)	—	(374)	(143)	(37)
Realized loss from discontinued operations of equity investment (4)	—	—	—	(20,420)	—	—	—
Other income	2,649	5,383	5,644	5,345	6,146	7,424	7,168

Total revenues	3,920	9,483	10,372	(11,324)	11,918	12,539	11,769

Losses and expenses
Other underwriting and operating expenses	17,607	18,600	15,086	20,272	16,545	17,790	17,316
Interest expense	8,455	8,472	9,552	8,640	8,612	8,745	8,493

Total losses and expenses	26,062	27,072	24,638	28,912	25,157	26,535	25,809

Loss from continuing operations before income tax benefit	(22,142)	(17,589)	(14,266)	(40,236)	(13,239)	(13,996)	(14,040)
Income tax benefit from continuing operations	(7,750)	(5,728)	(5,045)	(13,339)	(9,158)	(4,964)	(5,451)

Loss from continuing operations after income tax benefit	(14,392)	(11,861)	(9,221)	(26,897)	(4,081)	(9,032)	(8,589)

Income from discontinued operations before income taxes (3)	—	—	—	—	—	—	5,756
Income taxes from discontinued operations (3)	—	—	—	—	—	—	1,958

Income from discontinued operations after income taxes (3)	—	—	—	—	—	—	3,798

Gain on sale of discontinued operations, net of income taxes (3)	—	—	—	(1,105)	—	—	30,108

Net income (loss)	$(14,392)	$(11,861)	$(9,221)	$(28,002)	$(4,081)	$(9,032)	$25,317